UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of CoreSite Realty Corporation (the “Company”) was held on May 23, 2018, at which the Company’s stockholders voted on, and approved, the following proposals:

Proposal 1.  Election of directors, each to serve until the 2019 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Stuckey	28,373,740	1,339,916	2,517,412
Paul E. Szurek	29,087,169	626,487	2,517,412
James A. Attwood, Jr.	29,221,559	492,097	2,517,412
Jean A. Bua	29,256,563	457,093	2,517,412
Kelly C. Chambliss	29,209,893	503,763	2,517,412
Michael R. Koehler	29,275,563	438,093	2,517,412
J. David Thompson	28,994,150	719,506	2,517,412
David A. Wilson	29,404,691	308,965	2,517,412

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,031,889	150,408	48,771	—

Proposal 3.  Advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,828,046	768,349	117,261	2,517,412

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: May 24, 2018	By:	/s/ Jeffrey S. Finnin
		Name:	Jeffrey S. Finnin
		Title:	Chief Financial Officer

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